Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Disclosure of Nonpublic Holdings", "Other Service Providers" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference and use of our report dated October 30, 2015, on the financial statements and financial highlights of American Beacon Zebra Small Cap Equity Fund , American Beacon SiM High Yield Opportunities Fund and American Beacon The London Company Income Equity Fund, as of and for the periods ended August 31, 2015, in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 239 to the Registration Statement under the Securities Act of 1933 (File No. 033-11387).

/s/ Ernst & Young LLP

Dallas, Texas

December 22, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Disclosure of Nonpublic Holdings", "Other Service Providers" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference and use of our report dated October 30, 2015, on the financial statements and financial highlights of American Beacon Flexible Bond Fund, as of and for the periods ended August 31, 2015, in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 239 to the Registration Statement under the Securities Act of 1933 (File No. 033-11387).

/s/ Ernst & Young LLP

Dallas, Texas

December 22, 2015